Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of December 7, 2004, by and among Intermix Media, Inc., a Delaware corporation (the “Company”), and each investor whose name appears on the Schedule of Purchasers attached hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company desires to sell to Purchasers and the Purchasers desire to purchase from the Company the number of shares of the Company’s Common Stock set forth in Section 1.1 (collectively, the “Shares”) and warrants to purchase shares of the Company’s Common Stock, subject to the terms and conditions of this Agreement and the other documents or instruments contemplated hereby.

WHEREAS, contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering an Investor Rights Agreement in the form attached hereto as Exhibit A (the “Investor Rights Agreement”) pursuant to which the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations promulgated thereunder, and applicable state securities laws.

NOW, THEREFORE, in consideration of the conditions and promises herein contained, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Sale and Issuance of the Shares.

1.1 Subject to the terms and conditions of this Agreement, the Company has authorized the sale and issuance to Purchasers of the Shares and Warrants (as defined below). At the Closing (as defined in Section 2.1) and subject to the terms and conditions of this Agreement and the Investor Rights Agreement, the Company shall sell to Purchasers, and Purchasers shall purchase from the Company for an aggregate purchase price (the “Purchase Price”) of four million dollars ($4,000,000), an aggregate of one million (1,000,000) Shares and warrants (each a “Warrant” and, collectively, the “Warrants”), substantially in the form of Exhibit B hereto, to purchase an aggregate of one hundred fifty thousand (150,000) shares of the Company’s Common Stock at an exercise price of $4.00 per share. The allocation of the Shares and the Warrants among the Purchasers shall be as set forth on the Schedule of Purchasers.

Section 2. The Closing.

2.1 The closing of the sale of the Shares and Warrants (the “Closing”) shall take place at 10:00 AM Los Angeles time on December 22, 2004 or such other time as is jointly determined by the Company and Purchasers.

2.2 At the Closing, the Company shall (i) instruct the Company’s Transfer Agent to immediately issue stock certificates representing the number of Shares purchased by Purchaser, (ii) deliver the Warrants and (iii) deliver a duly executed Investor Rights Agreement (as defined in Section 7 of this Agreement), against receipt of wire transfer(s) of immediately available funds in an aggregate amount equal to the Purchase Price and the Investor Rights Agreement executed by each of the Purchasers.

Section 3. Representations and Warranties of the Company.

The Company hereby represents and warrants to each Purchaser, except as set forth on the attached Disclosure Schedule, as follows:

3.1 Organization and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not reasonably be expected to, individually or in the aggregate: (i) adversely affect the legality, validity or enforceability of any Financing Document (as defined hereafter), (ii) have or result in or be reasonably likely to have or result in a material adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or (iii) adversely impair the Company’s ability to perform fully on a timely basis its obligations under any of the Financing Documents (any of (i), (ii) or (iii), a “Material Adverse Effect”).

3.2 Authorization of Agreement, Enforcement. The execution, delivery and performance by the Company of this Agreement and the Investor Rights Agreement (collectively, the “Financing Documents”) have been duly authorized by all requisite corporate action by the Company; and this Agreement and the Investor Rights Agreement have been duly executed and delivered by the Company. Each of the Financing Documents, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject as to enforceability to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). ).

3.3 Capitalization. The capitalization of the Company as of the date hereof is set forth on Schedule 3.3, including the authorized capital stock, the number of shares issued and outstanding, the number of shares issuable and reserved for issuance pursuant to the Company’s stock option plans, the number of shares issuable and reserved for issuance pursuant to securities exercisable for, or convertible into or exchangeable for any shares of capital stock. The Company has made available to each Purchaser true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws as in effect on the date hereof (the “By-laws”).

3.4 Issuance of Shares. The Shares are duly authorized and when issued and paid for in accordance with the terms hereof, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances (other than those imposed through acts or omissions of the Purchaser thereof or by applicable law) and will not be subject to preemptive rights or other similar rights of shareholders of the Company.

3.5 No Conflicts. The execution, delivery and performance of this Agreement and the Investor Rights Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Shares) will not (i) conflict with or result in a violation of the Certificate of Incorporation or By-laws or (ii) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including (assuming the accuracy of the representations and warranties of the Purchasers) the United States federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected (except, with respect to clause (ii), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect). Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws and assuming the accuracy of the representations and warranties of the Purchasers, the Company is not required to obtain any consent, approval, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement, including without limitation the issuance and sale of the Shares as provided hereby, or the Investor Rights Agreement, in each case in accordance with the terms hereof or thereof. The Company is not currently in violation of the listing requirements of American Stock Exchange except for violations that would not reasonably be expected to have a material adverse effect on the Company’s listing.

3.6 SEC Documents; Financial Statements. Since March 31, 2004 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and has filed all registration statements and other documents required to be filed by it with the SEC pursuant to the Securities Act (all of the foregoing filed prior to the date hereof, and all financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). The Company has made available to each Purchaser via the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system true and complete copies of the SEC Documents. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any statements made in any such SEC Documents that are or were required to be updated or amended under applicable law have been so updated or amended. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the SEC Documents, the Company has no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the date of such SEC Documents and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such SEC Documents, which liabilities and obligations referred to in clauses (i) and (ii), individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

3.7 Internal Accounting Controls. Except as disclosed in the SEC Documents and as would not otherwise be reasonably expected to have a Material Adverse Effect, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.8 Absence of Certain Changes. Except as disclosed in the SEC Documents, since March 31, 2004, there has been no change or development which individually or in the aggregate has had a Material Adverse Effect.

3.9 Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of their directors or officers in their capacities as such which would reasonably be expected to have a Material Adverse Effect.

3.10 Securities Laws. Assuming the truth and accuracy of the representations and warranties of the Purchasers set forth in Section 4 of this Agreement, the offer, sale and issuance of the Shares the Warrants and the shares of Common Stock issuable exercise of the Warrants are exempt from the registration requirements of the Securities Act and is exempt from registration or qualification requirements of applicable state securities laws. Neither the Company nor anyone acting on its behalf has taken any action that would cause the loss of such exemptions.

3.11 Form S-3 Eligibility. The Company is currently eligible to register the resale of its Common Stock on a registration statement on Form S-3 under the Securities Act. The Company is not aware of any facts or circumstances (including without limitation any required approvals or waivers of any circumstances that may delay or prevent the obtaining of accountant’s consents) that would prohibit or delay the preparation and filing of a registration statement on Form S-3 with respect to the Registrable Shares (as defined in the Investor Rights Agreement), within the time frame set forth therein.

Section 4. Representations and Warranties of Purchaser.

Each Purchaser hereby represents and warrants to the Company as follows:

4.1 Authorization of the Documents. Such Purchaser has all requisite power and authority (corporate or otherwise) to execute, deliver and perform the Financing Documents and the transactions contemplated thereby, and the execution, delivery and performance by such Purchaser of the Financing Documents has been duly authorized by all requisite action by such Purchaser and each such Financing Document, when executed and delivered by such Purchaser, constitutes a valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

4.2 Accredited Investor; Investment Representations. Such Purchaser represents that it is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). Such Purchaser understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in this Agreement, including, without limitation, that such Purchaser is an “accredited investor” within the meaning of Regulation D under the Securities Act. Such Purchaser has received or has had full access to all the information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by it under this Agreement.

4.3 Purchaser Bears Economic Risk. In the normal course of its business Purchaser has acquired substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment until the Shares are sold pursuant to (i) an effective registration statement under the Securities Act, or (ii) an exemption from registration is available.

4.4 Acquisition For Own Account. Such Purchaser is acquiring the Shares for its own account for investment only, and not as a nominee or agent and not with a view towards or for resale in connection with their distribution.

4.5 Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business and financial experience, such Purchaser has the capacity to evaluate the merits and risks of its investment in the Shares and to protect its own interests in connection with the transactions contemplated in this Agreement, and the Financing Documents. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement or the Financing Documents.

4.6 U.S.A. Patriot Act Representations. Such Purchaser hereby represents and warrants that Purchaser is not, nor is it acting as an agent, representative, intermediary or nominee for, a person identified on the list of blocked persons maintained by the Office of Foreign Assets Control, U.S. Department of Treasury. In addition, the Purchaser has complied with all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National

Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001.

4.7 Restricted Stock. Such Purchaser understands and acknowledges that the Shares are not registered with the Securities and Exchange Commission. Further, such Purchaser understands and acknowledges that the certificates representing the Shares shall bear a restrictive legend.

Section 5. Brokers and Finders.

The Company shall not be obligated to pay any commission, brokerage fee or finder’s fee based on any alleged agreement or understanding between Purchaser and a third person in respect of the transactions contemplated hereby. Purchaser hereby agrees to indemnify the Company against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such Purchaser and such third person, whether express or implied from the actions of such Purchaser.

No Purchaser shall be obligated to pay any commission, brokerage fee or finder’s fee based on any alleged agreement or understanding between the Company and a third person in respect of the transactions contemplated hereby. The Company hereby agrees to indemnify each Purchaser against any claim by any third person for any commission, brokerage or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between the Company and such third person, whether express or implied from the actions of the Company.

Section 6. [RESERVED]

Section 7. Covenants.

7.1 Satisfaction of Conditions. The parties shall use their commercially reasonable efforts to satisfy in a timely manner each of the conditions set forth in Section 8 and Section 9 of this Agreement, including without limitation the listing of the Shares and the shares of Common Stock issuable upon exercise of the Warrants on the American Stock Exchange.

7.2 Expenses. At the Closing, the Company shall reimburse Purchasers for the reasonable fees and expenses of one counsel to all Purchasers up to a maximum of $50,000 (the “Expenses”) in connection with the negotiation, preparation, execution and delivery of this Agreement, the Investor Rights Agreement, and the other agreements to be executed in connection herewith.

Section 8. Conditions To The Company’s Obligation To Sell.

The obligation of the Company hereunder to issue and sell Shares to a Purchaser at the Closing hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions thereto; provided, however, that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

8.1 Each Purchaser shall have executed the signature page to the Investor Rights Agreement, and delivered the same to the Company.

8.2 Each Purchaser shall have delivered such Purchase Price in accordance with Section 2.2, above.

8.3 The representations and warranties of each Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date), and the applicable Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the applicable Purchaser at or prior to the Closing Date. The Company shall have received a certificate, executed on behalf of the Purchase by an executive officer or principal thereof, dated as of the Closing Date, to the foregoing effect.

8.4 No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

8.5 The American Stock Exchange shall have approved Company’s Additional Listing Application covering the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

8.6 The Company shall have received a waiver of preemptive rights from the holders of the Company’s Series B Preferred Stock (other than VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P.).

Section 9. Conditions To Each Purchasers Obligation To Purchase Shares.

The obligation of each Purchaser hereunder to purchase Shares to be purchased by it hereunder is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser at any time in such Purchaser’s sole discretion:

9.1 The Company shall have executed the Investor Rights Agreement, and delivered the same to the Purchaser.

9.2 The American Stock Exchange shall have approved the Company’s Additional Listing Application covering the Shares and the shares of Common Stock issuable upon exercise of the Warrants.

9.3 The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which representations and warranties shall be true and correct as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Purchaser shall have received a certificate, executed on behalf of the Company by its Chief Financial Officer, dated as of the Closing Date, to the foregoing effect and attaching true and correct copies of the resolutions adopted by the Company’s Board of Directors authorizing the execution, delivery and performance by the Company of its obligations under this Agreement and the Investor Rights Agreement.

9.4 No statute, rule, regulation, executive order, decree, ruling, injunction, action, proceeding or interpretation shall have been enacted, entered, promulgated, endorsed or adopted by any court or governmental authority of competent jurisdiction or any self-regulatory organization, or the staff of any thereof, having authority over the matters contemplated hereby which questions the validity of, or challenges or prohibits the consummation of, any of the transactions contemplated by this Agreement.

9.5 The Company shall have received a waiver of preemptive rights from the holders of the Company’s Series B Preferred Stock (other than VantagePoint Venture Partners IV (Q), L.P., VantagePoint Venture Partners IV, L.P. and VantagePoint Venture Partners IV Principals Fund, L.P.).

Section 10. Miscellaneous

10.1 Investor Rights Agreement. Purchasers shall have the registration and other rights and obligations set forth in that certain Investor Rights Agreement the form of which is attached hereto as Exhibit A.

10.2 Successors and Assigns. This Agreement shall bind and inure to the benefit of the Company, Purchasers and their respective successors and assigns.

10.3 Entire Agreement. This Agreement and the other writings and agreements referred to in this Agreement or delivered pursuant to this Agreement contain the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. Notwithstanding the foregoing, that certain Nondisclosure Agreement by and between the Purchasers and the Company, dated December 1, 2004 shall survive the execution of, and shall apply to the transaction contemplated by, this Agreement.

10.4 Notices. All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by internationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

if to the Company, to:

Intermix Media, Inc.

6060 Center Drive

Suite 300

Los Angeles, CA 90045

Attention: Christopher Lipp, Esq.

with a copy to:

Fulbright & Jaworski, L.L.P.

865 S. Figueroa St., 29th Fl. Los Angeles, CA 90017

Telecopier: (213) 680-4518 Attention: J. Keith Biancamano, Esq.

if to a Purchaser, to:

the address of such Purchaser set forth on the signature page hereto;

or to such other address as the party to whom notice is to be given may have furnished to the other parties to this Agreement in writing in accordance with the provisions of this Section 10. Any such notice or communication shall be deemed to have been received (i) in the case of personal delivery, on the date of such delivery, (ii) in the case of internationally-recognized overnight courier, on the next business day after the date when sent and (iii) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted, first class, postage prepaid.

10.5 Notices; Amendments. This Agreement is one of a number of substantially identical Common Stock Purchase Agreements executed by the Purchasers and may not be modified or amended, or any of the provisions of this Agreement waived, except by written agreement of each Purchaser affected by such modification, amendment or waiver.

10.6 Governing Law; Waiver of Jury Trial. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of California without giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the

State of California. In furtherance of the foregoing, the internal law of the State of California will control the interpretation and construction of this Agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily or necessarily apply.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER THIS AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

10.7 Submission to Jurisdiction. Any legal action or proceeding with respect to this Agreement or the other Financing Documents may be brought in the courts of the State of California and the United States of America located in the City of Los Angeles, California, U.S.A. and, by execution and delivery of this Agreement, the Company and each Purchaser each hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Purchaser hereby irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions. Each Purchaser hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at its address as set forth herein.

10.8 Severability. It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.9 Independence of Agreements, Covenants, Representations and Warranties. All agreements and covenants hereunder shall be given independent effect so that if a certain action or condition constitutes a default under a certain agreement or covenant, the fact that such action or condition is permitted by another agreement or covenant shall not affect the occurrence of such default, unless expressly permitted under an exception to such covenant. In addition, all representations and warranties hereunder shall be given independent effect so that if a particular representation or warranty proves to be incorrect or is breached, the fact that another representation or warranty concerning the same or similar subject matter is correct or is not breached will not affect the incorrectness of or a breach of a representation and warranty hereunder. The exhibit and any schedules attached hereto are hereby made part of this Agreement in all respects. The representations and warranties made by each party hereto shall survive for one year after the date hereof.

10.10 Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart of this Agreement shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. Facsimile counterpart signatures to this Agreement shall be acceptable and binding.

10.11 Headings. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.12 Preparation of Agreement. The Company prepared this Agreement and the other Financing Documents solely on its behalf. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; and (ii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

*    *    *    *    *

IN WITNESS WHEREOF, each of the undersigned has duly executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:

INTERMIX MEDIA, INC.

By:	/s/ Brett Brewer
Name:	Brett Brewer
Title:	President

PURCHASERS:

Redpoint Ventures I, L.P., by its General Partner
Redpoint Ventures I, LLC

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

Redpoint Associates I, LLC, as nominee

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

Redpoint Ventures II, L.P. by its General Partner
Redpoint Ventures II, LLC

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

Redpoint Associates II, LLC, as nominee

By:	/s/ W. Allen Beasley
W. Allen Beasley, Manager

Address for all:

3000 Sand Hill Road

Building 2, Suite 290

Menlo Park, CA 94025

Attn: Allen Beasley

COPY TO IN ALL CASES

Cooley Godward LLP

Five Palo Alto Square

3000 El Camino Real

Menlo Park, CA 94025

Attention: Mark P. Tanoury, Esq

SCHEDULE OF PURCHASERS

Name of Purchaser	Number of Shares	Number of Shares Issuable Upon Exercise of Warrant	Aggregate Purchase Price
Redpoint Ventures I, L.P.	325,000	48,750	$1,300,000.00
Redpoint Associates I, LLC, as nominee	8,333	1,250	$33,332.00
Redpoint Ventures II, L.P.	651,600	97,740	$2,606,400.00
Redpoint Associates II, LLC, as nominee	15,067	2,260	$60,268.00

Total	1,000,000	150,000	$4,000,000.00